Exhibit 10.2

AMENDMENT NO. 1 TO THE
TRANSATLANTIC HOLDINGS, INC. 2003 STOCK INCENTIVE PLAN
(as amended and restated March 30, 2006)

          This AMENDMENT NO. 1 TO THE TRANSATLANTIC HOLDINGS, INC. 2003 STOCK INCENTIVE PLAN (“Amendment No. 1”).

          WHEREAS, Transatlantic Holdings, Inc. (“TRH”) previously established the Transatlantic Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”) and granted RSUs (as defined in the award agreement, the “Agreement”) on such terms and conditions set forth in the Agreement for the benefit of certain employees of TRH; and

          WHEREAS, the Committee responsible for administering the Plan desires to amend the Plan to provide for the vesting of the RSUs upon a Change in Control (as defined below).

          NOW THEREFORE,

          1. Section 1.2 of the Plan shall be amended by adding the following definition after the definition of “Board”:

          “Cause” means (i) the Participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) the Participant’s engaging in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) the Participant’s failure to perform his or her duties to the Company; (iv) the Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which TRH or any of its subsidiaries or affiliates is a member; (v) the Participant’s violation of any Company policy concerning hedging or confidential or proprietary information, or your material violation of any other Company policy as in effect from time to time; (vi) the Participant’s engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or (vii) the Participant’s engaging in any conduct detrimental to the Company. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

          2. Section 1.2 of the Plan shall be amended by adding the following definition after the definition of “Certificate”:

“Change in Control” means:

                    (1) A transaction as a result of which American International Group, Inc. (“AIG”) ceases to have “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least thirty percent (30%) or more of the Company’s Shares.

                    (2) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person immediately after which such Person has Beneficial Ownership of more than thirty percent (30%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined) or (iv) by AIG;

                    (3) the individuals who, as of October 3, 2008 are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Corporation’s stockholders was approved by a vote of at least a majority of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                    (4) The consummation of a merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

           a. the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities by the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

           b. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

           c. no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

(5) A complete liquidation or dissolution of the Company.

                    (6) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

          3. Section 1.2 of the Plan shall be amended by adding the following definition after the definition of “Fair Market Value”:

“Good Reason” means:

                    (1) a diminution in a Participant’s duties or responsibilities such that they are (or the assignment to the Participant of any duties or responsibilities that are) inconsistent in any material and adverse respect with the Participant’s then title or offices;

(2) a diminution in a Participant’s titles or offices (including, if applicable, membership on the Board of Directors of the Company (the “Board”)) that is material and adverse to the Participant;

(3) a material reduction by the Company in a Participant’s rate of annual base salary; or

(4) a material reduction by the Company in a Participant’s annual target bonus opportunity.

          4. Section 2.7 of the Plan is hereby amended and restated in its entirety as follows:

                  2.7 Certain Restrictions. In the case of an Award (other than a Performance Award) in the form of restricted stock or restricted stock units, restrictions upon shares of Common Stock awarded hereunder shall lapse and the vesting of restricted stock units awarded hereunder shall occur (i) unless otherwise set forth in an Award Agreement, immediately upon the grantee’s termination of employment due to death or disability, (ii) unless otherwise set forth in an Award Agreement, a termination by the Company without Cause or by the Participant with Good Reason within twenty four (24) months of a Change in Control or (ii) at such time or times and on such terms and conditions as the Committee may determine as set forth in the Award Agreement.

          5. The last sentence of Section 1.6.2 shall be replaced with the following:

          “In connection with any such transaction in which the shares of Common Stock are increased, decreased or exchanged for other shares (including shares of another entity), cash or other property, then, unless otherwise set forth in the agreement providing for such transaction, each Award shall be adjusted so that for each share of Common Stock subject to an Award, the Award will instead be in respect of the same number and kind of shares, cash or other property that each holder of a share of Common Stock was entitled to receive in the transaction in respect of such share.” After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock or other securities subject to each outstanding award shall be rounded down to the nearest whole number.”